
<ARTICLE>5
<LEGEND>
This schedule contains summary financial information extracted from the registrant's financial statements included in the Form 10-Q for the period-end indicated below and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>1,000

<PERIOD-TYPE>                          9-MOS
<FISCAL-YEAR-END>                      DEC-31-1998
<PERIOD-START>                         JAN-01-1998
<PERIOD-END>                           SEP-30-1998
<CASH>                                         192
<SECURITIES>                                     0
<RECEIVABLES>                               37,566
<ALLOWANCES>                                   608
<INVENTORY>                                 23,765
<CURRENT-ASSETS>                            68,601
<PP&E>                                      58,484
<DEPRECIATION>                              25,885
<TOTAL-ASSETS>                             120,769
<CURRENT-LIABILITIES>                       36,039<F1>
<BONDS>                                     49,918
<PREFERRED-MANDATORY>                            0
<PREFERRED>                                  8,362
<COMMON>                                         3
<OTHER-SE>                                  (8,826)<F2>
<TOTAL-LIABILITY-AND-EQUITY>               120,769
<SALES>                                    140,961
<TOTAL-REVENUES>                           140,961
<CGS>                                      113,019
<TOTAL-COSTS>                              113,019
<OTHER-EXPENSES>                            18,129
<LOSS-PROVISION>                                 0
<INTEREST-EXPENSE>                           7,450
<INCOME-PRETAX>                              2,346
<INCOME-TAX>                                   914
<INCOME-CONTINUING>                          1,432
<DISCONTINUED>                                   0
<EXTRAORDINARY>                                  0
<CHANGES>                                        0
<NET-INCOME>                                (1,126)
<EPS-PRIMARY>                                (5.07)
<EPS-DILUTED>                                (5.01)

<F1>Excludes revolving credit facility borrowings of $28,194 and Senior Note indebtedness of $24,959, both of which are classified as current maturities in the consolidated balance sheet at 9/30/98.
<F2>Includes charges to retained earnings of $14.3 million for redemption value of and dividend accretions on preferred stock.